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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Century Aluminum Company on Form S-3 of our reports dated February 5, 2003, appearing in the Annual Report on Form 10-K of Century Aluminum Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 24, 2003